POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors/Trustees, Principal Executive Officer and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., AIG Series Trust and SunAmerica Focused Series, Inc. (collectively, the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Joseph
P. Kelly, J. Steven Neamtz and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission including registration statements on Form N-1A and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                       TITLE                          DATE
---------                       -----                          ----

/s/ Peter A. Harbeck            Director/Trustee               November 30, 2004
-----------------------
Peter A. Harbeck


/s/ Donna M. Handel             Treasurer (Principal           November 30, 2004
-----------------------         Financial and Accounting
Donna M. Handel                 Officer)


/s/ Jeffrey S. Burum            Director/Trustee               November 30, 2004
-----------------------
Jeffrey S. Burum


/s/ Samuel M. Eisenstat         Director/Trustee and           November 30, 2004
-----------------------         Chairman
Samuel M. Eisenstat

SIGNATURE                       TITLE                          DATE
---------                       -----                          ----

/s/ Stephen J. Gutman           Director/Trustee               November 30, 2004
------------------------
Stephen J. Gutman


/s/ William F. Devin            Director/Trustee               November 30, 2004
------------------------
William F. Devin


/s/ Dr. Judith L. Craven        Director/Trustee               November 30, 2004
------------------------
Dr. Judith L. Craven


/s/ Robert M. Zakem             President (Principal           November 30, 2004
------------------------        Executive Officer)
Robert M. Zakem


/s/ William J. Shea             Director/Trustee               November 30, 2004
------------------------
William J. Shea


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